SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): FEBRUARY 3, 1997

                          FORTUNE PETROLEUM CORPORATION
             (Exact name of Registrant as specified in its charter)

      DELAWARE                      1-12334                  95-4114732
   (State or other jurisdiction  (Commission                (IRS Employer
       of incorporation)         File Number)            Identification No.)

               515 W. GREENS ROAD, SUITE 720, HOUSTON, TEXAS  77067
             (Address of principal executive offices)       (Zip Code)

        Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213

                                       N/A
           (Former name or former address, if changed since last report)
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ITEM 5.     OTHER EVENTS

   DISMISSAL OF PENDING LITIGATION

   On February 3, 1997, the Delaware Federal District Court, presiding over the litigation involving the Registrant and one of the purchasers in Registrant's December 1995 offering under Regulation S, signed an order dismissing the case without prejudice and returning all shares of Registrant's common stock, which had been held in escrow pending a resolution of the case, to Registrant. Each side was directed to bear its own costs and fees, and no other award was made.

   INABILITY TO REACH AGREEMENT ON ACQUISITION OF INTEREST

   Registrant suspended discussions with National Energy Group, Inc. ("NEG"), on February 5, 1997, over the acquisition of approximately 11.5% of the leases purchased by NEG from Panaco, Inc., and covering portions of the Bayou Sorrel Field within the parties' East Bayou Sorrel area of mutual interest in Iberville Parish, Louisiana. The parties were unable to reach an agreement as to a mutually acceptable method of handling production from the field through treatment and transportation facilities which NEG elected to exclude from the transaction.

   Registrant had previously stated its intention to use a portion of the proceeds from a private placement of common stock, completed in January 1997, to fund this acquisition. Those proceeds will now be used for Registrant's other planned acquisitions and exploration activities, which may include the purchase of an additional interest in its East Bayou Sorrel Field, currently scheduled to close by February 28, 1997.

                                    SIGNATURE

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         FORTUNE PETROLEUM CORPORATION

                                         BY: /s/ J. MICHAEL URBAN
                                                 J. Michael Urban
                                                  Vice  President
                                              and Chief Financial Officer

Date:   February 18, 1997